Board of Directors
Damen Financial Corporation
200 West Higgins Road
Schaumburg, Illinois  60195

Members of the Board:

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Damen Financial Corporation (the "Company") of our report on the financial statements included in the Company's Annual Report on Form 10-K for the ten months ended September 30, 1995 and the years ended November 30, 1994 and 1993 filed pursuant to the Securities Exchange Act of 1934, as amended.




                              /S/ COBITZ, VANDENBERG & FENNESSY

                              COBITZ, VANDENBERG & FENNESSY



Hickory Hills, Illinois
May 20, 1996

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